                                 FIRST AMENDMENT
                               TO GEOTHERMAL LEASE

     THIS FIRST AMENDMENT TO GEOTHERMAL LEASE (the "Amendment") is made and entered into effective as of April 30th, 1987 (the "Effective Date") by and
between Magma Energy, Inc., a Nevada corporation (the "Lessor") and
Mammoth-Pacific, a California general partnership (the "Lessee"), collectively referred to herein as the "Parties".

                                    Recitals

     WHEREAS, the Parties made and entered into that certain Geothermal Lease dated the 31st day of August, 1983, by and between Lessor and Holt Geothermal
Company, to which Lessee is the successor-in-interest as Lessee (the "Lease"), a copy of which is attached as Exhibit "A" to this Amendment and incorporated by reference herein; and

     WHEREAS, the Parties now desire to modify the Lease with respect to the royalties to be paid by Lessee to Lessor in connection with the operation of one or more electric power plants fueled by geothermal resources underlying the leased land, the expansion of the existing electric power plant and the construction of additional electric power plants, and any other matters referred to herein.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree to amend the Lease as follows:

     1. Paragraph 3 of the Lease is hereby deleted in its entirety and a new
Paragraph 3, reading as follows, is substituted in its place instead:

     3. Term. TO HAVE AND TO HOLD the leased land for a period of thirty (30)
     years from the date hereof (the "primary term") and so long thereafter as electricity is produced on the leased land from the geothermal resources therein, or excused under the terms of Paragraph 17 of this Lease.

     2. Paragraph 5 of the Lease is hereby deleted in its entirety and a new
Paragraph 5, reading as follows, is substituted in its place instead:

     5. Royalty. Lessee shall pay to Lessor as royalty during the balance of the full term of this Lease compensation as follows:

                                       -1-

     5.1 Existing Plant Base Royalty. As to electricity or other energy generated by all facilities in commercial operation on or before the
     Effective Date of this Amendment (the "Existing Plant"), Lessee shall pay to Lessor as royalties during the balance of the full term of the Lease the following percentage of the "Gross Proceeds", as such term is defined below, received by Lessee from each such facility (the "Existing Plant Base
     Royalty"), together with applicable "Bonus Royalties," as such term is defined at Subparagraph 5.3 below:

          (a) From April 1, 1987, and for a period of twenty-four (24)
          consecutive months thereafter, the higher of (i) twenty-five percent
          (25%), or (ii) twelve and one half-percent (12.5%) of "Baseline
          Revenue," as such term is defined at Subparagraph 5.3 below, and applicable "Bonus Royalties," as such term is defined at Subparagraph
          5.3 below;

          (b) From the date following the conclusion of the period set out in
          Subparagraph 5.1(a), above, and for a period of twelve (12)
          consecutive months thereafter, the higher of (i) twenty percent (20%), or (ii) twelve and one half-percent (12.5%) of "Baseline Revenue," as such term is defined at Subparagraph 5.3 below, and applicable "Bonus
          Royalties," as such term is defined at Subparagraph 5.3 below;

          (c) From the date following the conclusion of the period set out in
          Subparagraph 5.1(b), above, and for a period of twelve (12)
          consecutive months thereafter, the higher of (i) sixteen percent
          (16%), or (ii) twelve and one half-percent (12.5%) of "Baseline
          Revenue," as such term is defined at Subparagraph 5.3 below, and applicable "Bonus Royalties," as such term is defined at Subparagraph
          5.3 below; and,

          (d) From the date following the conclusion of the period set out in
          Subparagraph 5.1(c), above, and for the balance of the term of this
          Lease, twelve and one-half percent (12.5%), together with applicable
          "Bonus Royalties," as such term is defined at Subparagraph 5.3 below.

     For all purposes herein, the term "Gross Proceeds" shall mean (i) with respect to the Existing Plant, all amounts received by Lessee, directly or indirectly, from the sale to others of electricity, including energy and capacity payments, or energy in any other form, produced on the leased land from the geothermal

                                       -2-

resources therein or, if applicable, the "Adjacent Lease", as such term is defined at Subparagraph 5.8 below, and (ii) with respect to the "New Plants", as such term is defined at Subparagraph 5.2 below, all amounts received by Lessee, directly and indirectly, from the sale to others of electricity, including energy and capacity payments, or energy in any other form produced from any lands or geothermal resources without regard to ownership thereof.

     5.2 New Plant Base Royalty. As to electricity or other energy generated by all additional plants utilizing the "Standard Offer Number Four Contracts", as such term is defined at Subparagraph 7.1 below (the "New Plants"),
     Lessee shall pay to Lessor for the balance of the full term of the Lease, twelve percent (12%) of the Gross Proceeds received by Lessee {the "New
     Plant Base Royalty"), together with applicable "Bonus Royalties," as such term is defined at Subparagraph 5.3 below.

     5.3 Bonus Royalties. The Existing Plant Base Royalty and New Plant Base
     Royalty payable by Lessee to Lessor with respect to the Existing Plant and each New Plant pursuant to Subparagraphs 5.1 and 5.2 above, shall be augmented by additional royalties (the "Bonus Royalties") calculated in accordance with the procedure set forth in Appendix "A" attached to this
     Amendment and incorporated by reference herein. Except as otherwise provided at Subparagraph 5.1(a), (b) and (c) above, the Existing Plant Base
     Royalty for the Existing Plant and the New Plant Base Royalty for each New
     Plant (collectively, the "Base Royalties") shall be applied to all Gross
     Proceeds for each such plant at or below the "Baseline Revenue" in any year. The term "Baseline Revenue" for each such plant shall mean the forecasts of annual revenues determined as set forth in Appendix "A" to this Amendment. For all Gross Proceeds from the Existing Plant and each of the New Plants, respectively, in excess of the Baseline Revenue (the
     "Additional Revenue") for such plants, the Bonus Royalties shall be applied to calculate the total amount of royalty payable to Lessor.

     5.4 Inflation Adjustment. The applicable Baseline Revenue for each of the plants shall not be subject to adjustment during the fixed price period of any power purchase agreement associated with such plant. The Baseline
     Revenue for each of the plants shall be adjusted annually for all years after expiration of the period of firm prices provided in the power purchase agreement associated with such plant to account for the difference between an assumed inflation rate of five percent (5%) per annum and the actual inflation

                                       -3-

     experienced (the "Inflation Adjustment"). For the purpose of the Inflation
     Adjustment, the "Actual Inflation" shall be determined from comparison of the value of the Producer Price Index for Finished Goods Excluding Food
     (the "Inflation Index") on December 31st of the then current year to the value of the Inflation Index on December 31, 1986. The Actual Inflation
     shall be equal to the ratio of the value of the Inflation Index on December
     31st of the then current year to the value of the Inflation Index on
     December 31, 1986. The "Assumed Inflation" shall be equal to one and five hundredths ("1.05") raised to a power equal to the number of years between
     1986 and the then current year. The "Inflation Adjustment Factor" shall be equal to the Actual Inflation divided by the Assumed Inflation. The
     "Adjusted Baseline Revenue" for each year shall be determined by multiplying the Baseline Revenue for each year by the Inflation Adjustment
     Factor.

          In determining the foregoing Inflation Adjustment, the percentage of increase or decrease in the Inflation Index shall be calculated to the nearest one hundredth of one percent (1/100th of 1%). Percentage changes in the Inflation Index shall be calculated based on the original released
     United States Department of Labor, Bureau of Labor Statistics published data with the base "1967-100" until a new base period is established.
     Calculations shall be made based on data on the new base period from that time forward. If, for any reason, the statistics compiled by the United
     States Department of Labor, Bureau of Labor Statistics and referred to above, are not available for use for the foregoing adjustment, an adjustment shall be made by mutual agreement of Lessor and Lessee. If the
     United States Department of Labor, Bureau of Labor Statistics designates an index with a new title and/or code number as being continuous with the
     Inflation Index then such new index shall be used for the foregoing adjustment.

     5.5 Consequences of Default by Lessee. The payment when due by Lessee to
     Lessor of the total compensation provided for in this Paragraph 5, for the balance of the full term of the Lease, is a condition to the continuation of Lessee's rights under the Lease and its right to use or occupy the leased land or any part thereof. In the event, that Lessee shall default under any covenant or condition of the Lease and shall fail to remedy such default or to commence in good faith to remedy such default, if such default cannot be remedied within the notice period, Lessor shall have the right, upon expiration of sixty (60) days written notice of default, to terminate the Lease and all of Lessee's rights hereunder.

                                       -4-

     5.6 Payment of Royalties. Lessee shall pay to Lessor the Base Royalties, and any applicable Bonus Royalties, on the last day of each month for accrued royalties for the preceding calendar month. Lessee shall calculate the amount of actual Bonus Royalties due under the Lease at the end of each calendar year during the term of the Lease, and shall make payment of any underpayment to Lessor or Lessor shall make payment of any overpayment to
     Lessee, as the case may be, for any amount due (the "Additional Royalties")
     and payable no later than forty-five (45) days after the end of each calendar year during the term of the Lease. When applicable under
     Subparagraph 5.4 above, Inflation Adjustments to the Baseline Revenue resulting from application of the Inflation Index shall be made on a dollar basis by each January 31st during the term of the Lease before calculating the actual Bonus Royalties. The Baseline Revenue for the first year of operation for any New Plant shall be prorated from the date of first delivery to the end of the calendar year to adjust for differences in actual and forecasted revenue set forth in the schedules of Baseline
     Revenue established for such plant.

     5.7 Insufficiency of Geothermal Resources.

     (a)  With respect to both the Existing Plant and any New Plants or any
          "Additional Plants," as such term is defined at Subparagraph 5.9 below, built on the leased land or the "Adjacent Lease", as such term is defined at Subparagraph 5.8 below, Lessee shall utilize geothermal resources produced from the leased land and/or the "Adjacent Lease".
          If the geothermal resources obtainable from the leased land and the
          Adjacent Lease are insufficient for operation of the Existing Plant, any New Plant, or any Additional Plant at their respective average capacity during the preceding three (3) calendar years, Lessor may, but shall not be obligated to, make available geothermal resources from other lands at the applicable royalty rates provided in
          Subparagraphs 5.1, 5.2 and 5.3 above. In such case, Lessor shall pay all underlying, overriding, or other form of royalty or production payment, net revenue interest, or other form of compensation payable to the United States of America or any other third party on geothermal resources supplied from such other land. If Lessor is unwilling or unable, as provided above, to make available sufficient geothermal resources for the Existing Plant or for any such New Plant or any such
          Additional Plant, Lessee may secure geothermal resources from other lands ("Other Lands") for any such plant without paying

                                       -5-

          royalty to Lessor on the geothermal resources so secured. In such a case, Lessee shall have the right to commingle the geothermal resources provided with geothermal resources provided from such Other
          Lands and to pay Lessor's royalty on the basis of production allocable to the leased land and the Adjacent Lease, and the Other Lands made available by Lessee, as determined by metering or gauging same.

     (b)  With respect to any New Plant built on land other than the leased land or the Adjacent Lease, Lessee shall pay Lessor the full royalty due under Subparagraphs 5.2 and 5.3 above regardless of the source of the geothermal resources, in accordance with definition of Gross Proceeds in Subparagraph 5.1 above and the last sentence of Subparagraph 7.1 below, and the provisions of Subparagraph 5.7(a) above shall have no application.

     5.8 Unitization of Geothermal Resources. Lessor may not voluntarily commit federal Geothermal Lease Number CA-11667-A (the "Adjacent Lease") to any
     unit or cooperative agreement without the prior written consent of Lessee and shall cooperate fully with Lessee, at no cost to Lessor, in accepting or opposing, as determined by Lessee, any attempt to compel unitization or other form of joinder of the Adjacent Lease pursuant to applicable laws and regulations including, but not limited to, the Geothermal Steam Act of
     1970, and implementing regulations published at Title 43 Code of Federal
     Regulations, Part 3200, et seq., with all seasonable expenses thereof to be borne by Lessee. In the event that the Adjacent Lease becomes unitized or otherwise joined with any other land leased or otherwise controlled by
     Lessee, Lessor may not propose, or make any election with respect to, any
     "Participating Area", as such term is defined in applicable laws and regulations without the prior written consent of Lessee.

     5.9 Additional Plants. As to electricity or other energy generated by all additional plants built on the leased land or, if applicable, the Adjacent
     Lease from geothermal resources therein, other than the Existing Plant or the New Plants (the "Additional Plants"), Lessee shall pay to Lessor during the remainder of the full term of the Lease, royalties as provided at
     Subparagraphs 5.2, 5.3, 5.4, 5.6 and 5.7 above.

     5.10 Minimum Royalty. Notwithstanding Subparagraph 5.7 hereof, Lessee shall pay to Lessor during the remainder of the full term of the Lease, a minimum royalty of 3%

                                       -6-

     of gross proceeds from the sale to others of electricity, including energy and capacity payments, or energy in any other form generated by plants built on the leased land or when applicable, the Adjacent Lease.

     5.11 No Guaranteed Internal Rate of Return. Lessor shall not be deemed to have guaranteed Lessee a minimum internal rate of return with respect to the Existing Plant, any New Plant, or any Additional Plant.

     3. Paragraph 7 of the Lease is hereby deleted in its entirety and a new
Paragraph 7, reading as follows, is substituted in its place instead.

     7. Plant Expansion. Lessee shall have the right to expand its operations on the leased land, the Adjacent Lease, or any other lands without regard to ownership thereof beyond the capacity of the Existing Plant as follows:

     7.l Plant Expansion. Subject to the provisions of Subparagraph 7.2 below,
     Lessee shall have the right to increase the capacity of the Existing Plant or build the New Plants on the leased land, if operations under the Lease demonstrate the availability of an adequate supply of geothermal resources, on the terms and conditions set forth herein. Subject to the provisions of
     Subparagraph 7.2 below and the first and second provisos to this sentence,
     Lessee shall have the right of first refusal for the development of electricity available from utilization of geothermal resources underlying the Adjacent Lease; provided that Lessee's operation proves the adequacy of the geothermal resources and the commercial feasibility of producing electricity therefrom; and provided further, that Lessee shall have committed to construction of one or more of the New Plants associated with the Standard Offer Number Four Power Purchase Contracts between Lessee and
     Southern California Edison Company bearing Document Numbers 2433H and 2435H
     (the "Standard Offer Number Four Contracts") or expanded the Existing Plant in an amount of no less than ten (10) megawatts nameplate rating prior to the expiration of the Standard Offer Number Four Contracts.

          Lessee hereby agrees to exercise good faith efforts to obtain all necessary governmental permits, authorizations, and approvals to build and operate two (2) New Plants on the leased land or on adjacent land leased or otherwise controlled by Lessor and, if it obtains governmental permits, authorizations, and approvals which, in its sole discretion, are such that make construction of the two New Plants economically

                                       -7-

     viable, agrees to seek all necessary internal corporate and partnership authorizations, and sufficient financing for the construction of such two
     New Plants. In the event that Lessee is unable, in the exercise of good faith efforts, to obtain all necessary external and internal permits, authorizations, approval and financing to build and operate any New Plants or determine not to build any New Plants for any reason or no reason,
     Lessee shall proceed in accordance with the terms of Subparagraph 7.2, below. Regardless of ownership of the land or geothermal resource dedicated to any New Plant, Lessee shall pay Lessor royalties on the Gross
     Proceeds of such New Plants as provided in Subparagraphs 5.2 and 5.3, above.

     7.2 Consequences of Failure to Expand. If Lessee shall fail to complete prior to the expiration of the Standard Offer Number Four contracts an increase in the capacity of the Existing Plant of no less than ten (10)
     megawatts nameplate rating or the construction of at least one (1) New
     Plant, Lessee shall relinquish to Lessor its rights under the Lease to the surface and subsurface area not actually used for the Existing Plant, gathering and injection lines, and wells and shall further relinquish its right to use the geothermal resource underlying the leased land or the
     Adjacent Lease for any purpose other than operating the Existing Plant as provided herein. If Lessee so relinquishes its rights to the surface and subsurface area and the geothermal resource, with respect to the surface and subsurface actually used for the Existing Plant, gathering and injection lines and wells, Lessee and Lessor shall jointly hold such rights on a non-interference basis. If Lessee so relinquishes the foregoing rights, Lessor shall have the right, to utilize (i) the surface and subsurface not actually used for the Existing Plant, gathering and injection lines, and wells and the geothermal resources underlying the leased land, and (ii) the Adjacent Lease, for any purpose; provided, however Lessor may not exercise any of the foregoing reserved rights which, in the reasonable opinion of Lessee, might interfere with the operation of the Existing Plant.

     4. A new Paragraph number 24 is hereby added to the Lease as follows:

     24. Upon request, Lessee shall provide Lessor with full access to review, and, with respect to Lessor operations on the leased land or Adjacent
     Lease, to use without charge all geotechnical data, geotechnical reports, and documents containing geotechnical information of any kind related to
     Lessee's operations on the leased land.

                                       -8-

     5. A new Paragraph number 25 is hereby added to the Lease as follows:

     25. Lessee hereby waives, discharges and releases Lessor from any and all claims of Lessee against Lessor, its directors, officers, employees or agents which have accrued prior to April 1, 1987 and which arose out of, in connection with, or relate to the negotiations of Lessee's entering into, or Lessor's performance or nonperformance of the Lease.

     6. As modified or added to by the terms of this Amendment, all terms and conditions of the Lease shall remain in full force and effect. All capitalized terms contained herein, unless otherwise defined, shall have the meaning ascribed to such terms in the Lease.

     IN WITNESS WHEREOF, this Amendment has been executed on the first date written above by the duly authorized representatives of the parties.

MAGMA ENERGY, INC., Lessor              MAMMOTH-PACIFIC, Lessee

                                        By: PACIFIC GEOTHERMAL COMPANY,
                                            general partner of MAMMOTH-PACIFIC

By: /s/ Illegible                       By: /s/ Illegible
    -------------------------------         ------------------------------------
Title: President & CEO                  Title: President

                                       -9-

                                  Appendix "A"

                       Calculation of Additional Royalties

     As provided in Paragraph 5 of the Amendment to which this Appendix "A" is attached, the basic structure of the royalty arrangement for the Existing Plant and each New Plant includes a mutually agreed upon baseline revenue forecast
(the "Baseline Revenue") and a two-tier royalty rate. For all Gross Proceeds, as such term is defined at Subparagraph 5.1 of the Lease, as amended by the
Amendment, in a given year in excess of the applicable Baseline Revenue for a plant (the "Additional Revenues"), additional royalties (the "Bonus Royalties")
equal to 50% of such Additional Revenues (the "Bonus Royalty Percentage") shall be paid. The procedure set forth below details the steps to be followed in the calculation of Bonus Royalties for the Existing Plant and each New Plant.
Calculations shall be made separately for the Existing Plant and each New Plant.

     1. The Schedule of Baseline Revenue attached as Exhibit "A-l" to this
Appendix "A" has been established in accordance with mutually agreed upon parameters for the New Plant scheduled to be completed first (see Paragraph 4 below). If the actual date of "Firm Operation", as such term is defined in any applicable power purchase agreement, is other than that used in the agreed upon parameters, the Baseline Revenue for the first year of operation and the tenth year of operation (when energy pricing switches from the fixed price schedule to as-available pricing) will be adjusted to reflect the actual date of Firm
Operation. The Baseline Revenue for any additional New Plants will be established utilizing substantially the same bases as those utilized in calculating the Baseline Revenue for the first New Plant. The Schedule of
Baseline Revenue attached as Exhibit "A-2" to this Appendix "A" has been established for the Existing Plant in accordance with mutually agreed upon parameters.

     2. Bonus Royalties will be calculated separately for the Existing Plant and each New Plant and will be paid when earned. During any month in a given calendar year in which the aggregate Gross Proceeds for a plant exceed the applicable Baseline Revenues for that plant, Bonus Royalties will become payable and will be paid at the same time that the Baseline Royalties for the plant are to be paid. The Bonus Royalties for a plant will be calculated by multiplying the Additional Revenues received during that month for that plant by the Bonus
Royalty Percentage.

     3. No later than forty-five (45) days after the end of each calendar year,
Lessee will calculate the amount of the actual Bonus Royalties due during such year, and shall

                                       -1-

make payment of any underpayment to Lessor, or Lessor shall make payment of any overpayment to Lessee, as the case may be. Calculation of actual Bonus Royalties will be based on the following formulas:

     (a)  Adjusted Baseline Revenue.

          During the period commencing on the date of Firm Operation of each New
          Plant and ending ten years thereafter, and during the period commencing on January 1, 1987, and ending on December 31, 1995 for the
          Existing Plant (the "First Period"), the Adjusted Baseline Revenue
          shall equal the Baseline Revenue.

          After the expiration of the First Period, the Baseline Revenue shall be adjusted annually by the Inflation Adjustment Factor to reflect the difference between the assumed inflation index used in the calculation of the Baseline Revenue (the "Assumed Inflation") and the actual inflation rate as reported by the Producer Price Index for Finished
          Goods Excluding Food published by the department of Labor, Bureau of
          Labor Statistics for December of each year (the "Inflation Index").
          The method of adjustment is as follows:

                                  Baseline Revenue(n)        Inflation Index(n)
Adjusted Baseline Revenue(n) = -------------------------- X ---------------------
                               Assumed Inflation Index(n)   Inflation Index(1986)

          where "n" is the year of adjustment, and the Assumed Inflation index for such year is taken from the following table:

                             Assumed Inflation Index

       Index          Index          Index
Year   Value   Year   Value   Year   Value
----   -----   ----   -----   ----   -----
1986   1.000   1997   1.710   2008   2.925
1987   1.050   1998   1.796   2009   3.072
1988   1.103   1999   1.886   2010   3.225
1989   1.158   2000   1.980   2011   3.386
1990   1.216   2001   2.079   2012   3.556
1991   1.276   2002   2.183   2013   3.733
1992   1.340   2003   2.292   2014   3.920
1993   1.407   2004   2.407   2015   4.116
1994   1.477   2005   2.527   2016   4.322
1995   1.551   2006   2.653   2017   4.538
1996   1.629   2007   2.786   2018   4.765

                                       -2-

     (B)  Additional Revenue = Gross Proceeds - Adjusted Baseline Revenue

          except that if Gross Proceeds for any year is less than Adjusted
          Baseline Revenue for such year, then

          Additional Revenue = 0

     (c)  Except as provided in Subparagraph 5.1(a), (b) and (c),
          Base Royalties = Base Royalties
                           percentage of 12% or
                           12.5%, as the case may
                           be, X Adjusted Baseline
                           Revenue

          except that if Gross Proceeds for any year is less than Adjusted
          Baseline Revenue for such year, then

          Base Royalties = Base Royalties percentage of 12%
                           or 12.5%, as the case may be, X
                           Gross Proceeds

     (d)  Bonus Royalties = Bonus Royalties percentage of
                            50% X Additional Revenue

     (e)  Total Royalties = Base Royalties + Bonus Royalties

     (f)  Additional Royalties = Total Royalties - Base Royalties Paid

     4. The Schedule of Baseline Revenue attached as Exhibit "A-l" to this Appendix "A" has been established for a New Plant consisting of a 12MW facility with a Firm Operation date of November, 1988. Bases include: 85% load factor after Firm Operation, energy revenue at the applicable Standard Offer
Number Four Contract rate for ten years, and then fixed at 50% of the Standard
Offer Number Four Contract rate in 1999, and escalating at 6% thereafter; and
100% of the capacity revenue based on the standard Offer Number Four Contract as-available capacity schedule through 1998, and then fixed at the 1998 price thereafter.

     5. The Schedule of Baseline Revenue attached as Exhibit "A-2" to this
Appendix "A" has heen established for the Existing Plant. Bases include: 70,000
MWh of energy sold per year through December 31, 1995, and 68,268 MWh per year through December 31, 2015; energy and capacity revenues at rates provided in the
Amended and Restated Power Purchase and Sales Agreement for the Existing Plant,
dated December 12, 1986 through December 31, 1995; and then at 50% of the
Standard Offer Number Four Contract energy payment rate in 1996, and escalating at 6% thereafter; and 100% of the capacity revenue payment rate of $.0194/Kwh thereafter.

                                       -3-

                                  Exhibit "A-1"
                       New Plant Baseline Revenue Forecast

                     BASELINE
                      REVENUE
                     FORECAST
YEAR                   ($M)
----                 --------
1988                   1,776
1989                   7,782
1990                   8,302
1991                   8,829
1992                   9,650
1993                  10,457
1994                  11,272
1995                  12,177
1996                  13,018
1997                  14,021
1998                  14,921
1999                   9,059
2000                   9,495
2001                   9,958
2002                  10,448
2003                  10,967
2004                  11,518
2005                  12,101
2006                  12,720
2007                  13,376
2008                  14,071
2009                  14,808
2010                  15,589
2011                  16,417
2012                  17,294
2013                  18,225
2014                  19,211
2015                  20,256
2016                  21,364
2017                  22,538
2018                  23,783
2019 and for the      To be calculated
balance of the        using the same
term of the Lease.    bases.

                                  EXHIBIT "A-2"
                     EXISTING PLANT BASELINE REVENUE FORECAST

                                                BASELINE
                    NET                          REVENUE
       CAPACITY   MW HRS   ENERGY   AGREEMENT    FORECAST
         PRICE     SOLD     PRICE     PRICE       ($M)
       --------   ------   ------   ---------   --------
1987     .0194    70,000    .0700     .0894       6,258
1988     .0194    70,000    .0700     .0894       6,258
1989     .0194    70,000    .0700     .0894       6,258
1990     .0194    70,000    .0700     .0894       6,258
1991     .0194    70,000    .0700     .0894       6,258
1992     .0194    70,000    .0700     .0894       6,258
1993     .0194    70,000    .0700     .0894       6,258
1994     .0194    70,000    .0700     .0894       6,258
1995     .0194    70,000    .0700     .0894       6,258
1996     .0194    68,273    .0630     .0824       5,626
1997     .0194    68,273    .0668     .0862       5,884
1998     .0194    68,273    .0708     .0902       6,157
1999     .0194    68,273    .0750     .0944       6,447
2000     .0194    68,273    .0795     .0989       6,755
2001     .0194    68,273    .0843     .1037       7,080
2002     .0194    68,273    .0894     .1088       7,426
2003     .0194    68,273    .0947     .1141       7,792
2004     .0194    68,273    .1004     .1198       8,180
2005     .0194    68,273    .1064     .1258       8,591
2006     .0194    68,273    .1128     .1322       9,027
2007     .0194    68,273    .1196     .1390       9,489
2008     .0194    68,273    .1268     .1462       9,979
2009     .0194    68,273    .1344     .1538      10,499
2010     .0194    68,273    .1424     .1618      11,049
2011     .0194    68,273    .1510     .1704      11,633
2012     .0194    68,273    .1600     .1794      12,251
2013     .0194    68,273    .1696     .1890      12,907
2014     .0194    68,273    .1798     .1992      13,602
2015     .0194    68,273    .1906     .2100      14,338
2016 and for the balance of the term of the Lease to be calculated using the same bases.